FIRST ENTERTAINMENT, INC.
                         1999 Broadway, Suite 3135
                             Denver, Colorado 80202


                                PROXY STATEMENT

                           SPECIAL MEETING OF SHAREHOLDERS
                             TO BE HELD ON December 3, 1997


                              INTRODUCTORY STATEMENT

This Proxy Statement and accompanying Proxy are furnished in connection with a solicitation of Proxies by the Board of First Entertainment, Inc. (the Company) for use at the Special Meeting of Shareholders of the Company, to be held at the Comedy Works, 1226 15th Street, Denver, Colorado, on December 3, 1997, at 10:00 a.m., local time, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.




Shareholders of record at the close of business on October 24, 1997 will be entitled to receive notice of and to vote at the meeting. Each share of common stock is entitled to one vote for each matter submitted to a vote at the meeting. Shares represented by executed and unrevoked Proxies will be voted in accordance with the specifications made thereon. If the enclosed form of Proxy is executed and returned, it nevertheless may be revoked by giving another Proxy or by letter or telegram directed to the Company. Any such revocation must show the shareholder's name and must be received prior to the commencement of the meeting in order to be effective. Additionally, any shareholder attending the meeting in person, who wishes to do so, may vote by ballot at the meeting, thereby canceling any Proxy previously given. Where no instructions are indicated, Proxies will be voted "FOR" the nominees for directors indicated below and "FOR" the proposals to be considered at the Special Meeting or any adjournment thereof. Proxy materials will be mailed to shareholders of record on or about October 31, 1997.


                 VOTING SECURITIES, PRINCIPAL HOLDERS AND SECURITY
                       OWNERSHIP OF MANAGEMENT

The approval of each of the proposals set forth in this Proxy Statement requires the affirmative vote of a majority of the shares actually voted on such proposal, except that the amendments to the Company's Articles of Incorporation and the vote for change of state of incorporation requires the affirmative vote of a majority of all outstanding shares entitled to be voted at the Meeting.



All voting rights are vested exclusively in the holders of the Company's $.008 par value common stock, with each share entitled to one vote. Only shareholders of record at the close of business on October 24, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof. As of June 30, 1997, the Company had 6,076,413 shares of common stock outstanding.



The following sets forth the number of shares of the Registrant's $0.008 par value common stock beneficially owned by (I) each person who, as of June 30, 1997, was known by the Company to own beneficially more than five percent (5%) of its common stock, (ii) the individual Directors of the Registrant, and (iii) the Officers and Directors of the Registrant as a group.


Name and Address            Amount and Nature                 Percent of
of Beneficial Owner          of Beneficial Ownership(1)(2)       Class


Balzac, Inc.                          1,100,000                  18.1%
200 Fifth Ave. Suite 617
New York, N.Y. 10010



A. B. Goldberg                      (3)  29,213                    .4%
1999 Broadway, Suite 3135
Denver, CO  80202



Cindy Jones                               2,500                    .1%
1999 Broadway, Suite 3135
Denver, CO  80202


Nick Catalano                             5,000                    .1%
189-32 44th Avenue
Flushing, NY  11358


Dr. Theodore Jacobs                      69,739                   1.1%
1999 Broadway, Suite 3135
Denver, CO  80202



Burt Katz                            (4)195,089                   3.2%
1999 Broadway, Suite 3135
Denver, CO  80202



Officers and Directors                  301,541                   5.0%
as a Group (6 persons)


    (1) All ownership is beneficial and of record except as specifically indicated otherwise.

    (2) Beneficial owners listed above have sole voting and investment power with respect to the shares shown unless otherwise indicated.

 (3) Include shares owned by Nannette Goldberg, wife of A.B. Goldberg, a Director of the Company, and shares owned by his mother and two children. There are no stock options issued or outstanding to A. B. Goldberg.

 (4) Includes shares owned by the wife and children of Burt Katz.

      INFORMATION REGARDING THE COMPANY AND INCORPORATION BY REFERENCE

This proxy statement is accompanied by a copy of its latest Annual Report and Form 10-QSB June 30, 1997, as amended. The Company hereby incorporates by reference its latest annual report on Form 10-KSB and all other reports since the end of the Company's fiscal year filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

                    ACTION TO BE TAKEN UNDER THE PROXY

Proxies in the accompanying form that are properly executed and returned will be voted at the Special Meeting in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to a specific matter will be voted as follows with respect to such matter: (a) FOR the election of the three (3) persons named in this Proxy Statement as Management's nominees for election to the Board of Directors; (b) "FOR" the ratification and approval of the Company's prior acquisition of Global Internet Corporation, a Delaware corporation; (c) FOR amendment to the Company's Articles of Incorporation to increase the number of authorized common shares from 6,250,000 shares at $.008 par value to 50,000,000shares at $.008 par value; (d) FOR the approval of the change of state of incorporation of the Company to Nevada and the change of the Company's name to First Entertainment Holding Corp;(e) "FOR" the ratification of BDO Seidman, LLP as the Company's independent public accountants; and (f) FOR the transaction of any other business to come before the Meeting, in the discretion of the holders of such Proxies.


If the shareholders reject either or both proposals for the ratification and approval of the Company's prior acquisition of Global Internet Corporation Delaware corporation and amendment to the Company's Article of Incorporation to increase the number of authorized common shares from 6,250,000 at $.008 par value to 50,000,000 shares at $.008 pat value, then the acquisition of Global Internet Corporation will not take place. The Global acquisition will be rescinded in its entirety. The Company will pay no fees to Global thereby but each side will be responsible for its own expences in connection with the transaction. The Global shareholders will return any and all securities which they have been issued in the rescinded transaction. It should be noted that this transaction has been completed subject to a condition subsequent, which is shareholder approval. However, the shareholders of the Company may still reject the transaction by refusing to ratify it. The Company believes that, as a matter of Colorado law, a vote in favor of ratifying the acquisition precludes a shareholder from bringing suit against the Company for entering into a transaction prior to obtaining shareholder approval.


Management knows of no other matters, other than those stated above, to be presented for consideration at the Meeting. If, however, any other matters properly come before the Meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their judgement on such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Meeting from time to time.

                      ELECTION OF DIRECTORS

It is proposed that three (3) Directors be elected to the Board of Directors of the Company, each such Director to hold office until the next annual meeting of shareholders or until their successors are elected and qualified. All three of the nominees are current directors. The nominees for the Board of Directors are as follows:

Abraham "A.B." Goldberg has been employed by First Films as Executive Producer and Financial Consultant since January 1987. Mr. Goldberg served as Executive Producer for "Almost Blue" and "The Amityville Curse." In addition, he served as Executive Producer for "Mind Killer," "Night Vision" and "Lone Wolf." Mr. Goldberg has been an independent consultant and has advised several film companies, beginning in 1977 with Innovations/ECA, which produced "The Buddy Holly Story" starring Gary Busey and "Under The Rainbow" starring Chevy Chase and Carrie Fisher. He also advised Robert Halmi Productions, a New York-based production company which was merged with Hal Roach Studios and later acquired by Quintex Entertainment. Mr. Goldberg served as President of Harvard Financial Group, an independent investment consulting firm, from November 1976 through April 1982. Since April 1982, Mr. Goldberg has consulted with a variety of businesses, including First Films. Mr. Goldberg earned a Bachelor's Degree in Finance from the University of Colorado, Boulder, Colorado in 1969 and attended the University of Denver College of Law. Mr. Goldberg was elected President and Chief Executive Officer in February 1995.

Dr. Nick Catalano is presently serving in his twenty-fourth year as professor of English Literature, Communications and music at Pace University, New York City. He is also the University's director for the Performing Arts. Over the past several years, he has been a writer/producer for several television network shows, including The Bill Cosby Show, PBS documentaries, Doug Hennings' The World of Illusion, and TV specials for Richard Belzer on HBO. Dr. Catalano has produced travelogue videos for Video Trips on Greece, the Greek Islands, Utah, St. Martin and is currently completing the Hamptons. In addition, he is the founder of "The Big Apple Comedy Showcase" at Pace University, now in its 18th year. It is the oldest college comedy series in the country.

Dr. Theodore Jacobs, M.D. graduated from New York Medical College in 1955 where he was honored by achieving the highest award to a graduating medical student. Dr. Jacobs was Board Certified in Internal Medicine in 1962 and Re-Certified in 1977. Since 1963, Dr. Jacobs has worked in private practice in Internal Medicine in an office in Las Vegas, Nevada. Dr. Jacobs has served as a member of the Nevada State Board of Medical Examiners, serving for fifteen years as president from 1980 to 1995.
Dr. Jacobs is currently a Clinical Professor of Medicine, University of Nevada School of Medicine and Member, Advisory Board to the Dean of the School of Medical Sciences, University of Nevada/Reno. Dr. Jacobs is a member of the Board of Directors of Nevada Dance Theater, Las Vegas Symphonic and Chamber Music Society and the Nevada Opera Theater. Dr. Jacobs has received numerous awards for outstanding achievement and contributions to his profession and community. Dr. Jacobs was a member of the Board of Directors of Power Media Communications International, Inc.

It is the intention of the persons named in the accompanying form of Proxy to vote such Proxy for the election of the persons listed below, unless shareholders specifically indicate in their Proxies that they desire to abstain from voting for the electing of certain Directors to office. The Board of Directors does not contemplate that any nominee will be unable to serve as a Director for any reason, but if that should occur prior to the meeting, the Board of Directors reserves the right to substitute another person(s) of their choice as nominee(s). Each nominee must be approved by an affirmative vote of a majority of the quorum of the shares present and entitled to vote at the Special Meeting of Shareholders. The Board of Directors recommends that shareholders vote FOR the election of each nominee.

                                          VOTING

Pursuant to the terms of the Company's Articles of Incorporation every shareholder voting for the election of directors is entitled to one vote for each share. A shareholder may vote each share once for one nominee to each of the director positions being filled. A shareholder may not accumulate votes.

The Board of Directors intends to vote the Proxies solicited by it (other than Proxies in which the vote is withheld as to one or more nominees) for the three candidates standing for election as directors nominated by the Board of Directors. If any nominee is unable to serve, the shares represented by all valid Proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve.

                BOARD OF DIRECTORS MEETINGS AND COMMITTEES

With the exception of the Compensation Committees established solely to administer its compensation plan to third parties (which does not include Company executives) under its Forms S-8 registration, the Company has no committees of the Board of Directors. All members of the Board of Directors of the Company acted as the Executive Compensation Committee, participated in deliberations and made decisions concerning executive officer compensation during the course regular Board Meetings. This Compensation Committee, which is composed of all of the members of the Board of Directors, had fourteen meetings or consents in lieu of meetings during the fiscal year ended December 31, 1996. No incumbent director of the Company attended fewer then seventy-five percent (75%) of total meetings of the Board of Directors. The Board of Directors conducted fourteen meetings during the fiscal year ended December 31, 1996.

The Directors and Executive Officers of the Company, their ages and present positions held in the Company are as follows:

 Name                     Age        Position Held

 A. B. Goldberg           50    Director         April 1993 to present
                                President and   Commencing February 1995
                                Chief Executive
                                Officer

 Dr. Theodore Jacobs      66    Director        November 1996 to present

 Dr. Nick Catalano        56    Director        March 1992 to present

 Burt Katz                72    Director        December  1994 to June
                                                   1997

 Cindy Jones              42    Secretary and    April 1994 to present
                                Treasurer


The Company's Directors will serve in such capacity until the next annual meeting of the Company's shareholders and until their successors have been elected and qualified. The officers serve at the discretion of the Company's Directors. There are no familial relationships among the Company's officers and directors, nor are there any arrangements or understanding between any of the directors or officers of the Company or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

Compliance with Section 16(a) of the Securities Exchange Act of 1934.

Section 16(a) of the Securities Exchange Act of 1934 (the "34 Act") requires the Company's officers and directors and persons owning more than ten percent of the Company's Common Stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Additionally, Item 405 of Regulation S-K under the 34 Act requires the Company to identify in its Form 10-KSB and proxy statement those individuals for whom one of the above referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. Given these requirements, the Company has the following report to make under this section: None of the current officers and directors who were required to file Forms 3,4, or 5 during the last fiscal year filed such forms on a timely basis. All such persons have now filed the appropriate forms and have been counseled as to their responsibilities for such filings. The Company has implemented a program to ensure timely future filing of such forms.

EXECUTIVE ENUMERATION

Summary Compensation Table

 Only one executive officer received cash compensation in excess of $100,000 during the fiscal year ended December 31, 1996 and 1995. Compensation does not include minor business-related and other expenses paid by the Company for its officers during fiscal year 1996 and 1995, nor the personal usage of a Company automobile. Such amounts in the aggregate do not exceed $10,000.

The following table shows all cash compensation paid or to be paid by the Company or any of its subsidiaries, as well as other compensation paid or accrued during the fiscal years indicated to the Chief Executive Officer. There are no other executive officers of the Company.

                           Summary Compensation Table

                              Annual Compensation      Long Term
Compensation
Name and                Other  Annual Restricted    Options/   All Other
Pricipal
Position      Year  Salary  Bonus  Compensation  Stock Awards    SAR's
Compensation
A.B. Goldberg   1996   $96,000    -             -      -      -       -
President and   1995   $53,800    -             -      -      -       -
Chief Executive 1994   $16,100    -             -      -      -       -


From time to time, the Company has granted shares of its common stock as additional compensation to its offices and key employees for their services, as determined by the Company's Board of Directors. During 1996 and 1995, no shares were granted to officers or key employees.

As of December 31, 1996, the Company had no group life, health, hospitalization, medical reimbursement or relocation plans in effect which discriminates, in scope, terms, or operation, in favor of officers or directors of the Company and that are not generally available to all salaried employees. Further, the Company has no pension plans or plans or agreements which provide compensation on the event of termination of employment or change in control of the Company.

The Company does not pay members of its board of Directors any fees for attendance or similar remuneration, but reimburses them for any out-of-pocket expenses incurred by them in connection with Company business.

SHAREHOLDER RATIFICATION AND APPROVAL OF ACQUISITION

Summary of the Acquisition

The following is a brief summary of certain information concerning the Acquisition. If the shareholders reject either or both proposals for the ratification and approval of the Company's prior acquisition of Global
Internet Corporation, a Delaware corporation and amendment to the Company's Article of Incorporation to increase the number of authorized common shares from 6,250,000 at $.008 par value to 50,000,000 shares at $.008 pat value, then the acquisition of Global Internet Corporation will not take place. By an Addendum to the original agreement for acquisition, Global agreed that the acquisition will be rescinded in its entirety in such event. The Company will pay no fees to Global thereby but each side will be responsible for its own expenses in connection with the transaction. The Global shareholders will return any and all securities which they have been issued in the rescinded transaction. It should be noted that this transaction has been completed subject to a condition subsequent, which is shareholder approval. However, the shareholders of the Company may still reject the transaction by refusing to ratify it.
The Company believes that, as a matter of Colorado law, a vote in favor of ratifying the acquisition precludes a shareholder of the Company from bringing suit against the Company for entering into a transaction prior to obtaining shareholder approval. In such event, the Company believes that none of its officers or directors will have any liability for their exercise of discretion in this transaction. If the transaction is not approved and must be rescinded, the Company believes that the contractual terms of the Addendum to the original agreement for acquisition precludes Global or its shareholders from successfully prevailing in an action against the Company or its officers and directors. However, it should be noted that the Company has no liability insurance to cover any shareholder actions by either its own or Global or its shareholders, should any be brought in this matter. Further, there can be no guarantee that a court may not find liability on the part of the Company, its officers, directors, or all of them under the terms of the Acquisition, including the Addendum thereto.



The Parties.

First Entertainment, Inc., a Colorado corporation (the Company), and Global Internet Corporation., a Delaware corporation (Internet), and its principal shareholder, Global Casinos, Inc., a public Utah corporation, are the parties to the transaction. The Company is a multi-media entertainment conglomerate, holding controlling interests in the following segments: video, radio, live entertainment, and retail operations. The Company also presently has an inactive film production segment. Internet is a development stage corporation which plans to develop a virtual casino to provide gambling on the Internet. Internet's operations will eventually be based offshore and Internet will focus its attention on creating a worldwide market Internet principal offices are located at 295 Clayton Street, Suite 208, Denver, Colorado 80206. The phone number is (303)-377-2278.



General

The Board of Directors had previously decided that the Company should look at the Internet gaming industry as a potential area of development. . The Board of Directors felt that this industry, while new and subject to potential risk and uncertainty, particularly in the regulatory area, offered unique opportunities for substantial profits over a relatively short period of time with minimal investment. The Board of Directors exercised its discretion under the Business Judgement Rule as adopted in the State of Colorado to seek to place the Company into the Internet gaming industry and believes that such a move is the most appropriate action for the Company at this time.



It was the feeling of the Board of Directors of the Company that the Company should look to acquire a company already in that business, even if only on a development stage or preliminary basis, to accelerate the Company's ability to become operational in this industry. The Company looked at two companies in this industry, including Internet. The other company was called OnLine Casinos, Inc, a private company. No other companies were considered because these were the only companies which the Company could find that could be potentially acquired and were of a size which the Company believed it could absorb into its operations.



The Company performed due diligence on each company. After conducting its due diligence, the Company chose Internet over OnLine Casinos, Inc. because the Internet transaction was less dilutive to shareholders, was less complex to complete, and did not involve a substantial assumption of debt, which would have been required in the other transaction. The transaction with OnLine Casinos, Inc. would have required the Company issuing approximately $10 Million worth of its own securities and assuming approximately $15 Million in debt. In addition, OnLine Casinos, Inc. did not have software development contracts in place to the extent that Internet did. The transaction was negotiated with Internet on an arms-length basis. The Company's due diligence and prior negotiation with OnLine Casinos, Inc. had given the Board of Directors an indication of the prevailing values in this industry.



The Company has decided to engage in the transaction with to broaden the asset base and increase the value of the Company's shares as a result of acquiring a business which plans to be in an industry which the Company believes can be a source of profit in a short period of time. None of the rights of any securities holders will be affected by this transaction. The securities of the Companny issued in this transaction are preferred shares, which have the same rights and privileges as all other preferred shares of the same class and are restricted securities under the Securities Act of 1933, as amended. The Company is acquiring Internet for its preexisting debt, as measured in the securities of the Company, with no premium attached to the price of the acquisition. Representatives of the Company's accounting firm for the most recent fiscal year are expected to be present at the shareholders' meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.


As far as the Company's common share are concerned, both the high and low bid prices as of the date preceding public announcement of the transaction were $1.06.


The Terms.

This transaction was planned as a purchase such that Internet became a subsidiary of the Company and the former shareholders of Internet would thereby own approximately 4.7%of the Company. This transaction has been accounted for as a purchase. At the present time, approximately 50% of the shares of Internet has been exchanged for approximately 30,000 shares of Class B Convertible Preferred stock of the Company that is convertible into 375,000 common shares. This percentage will be the total ownership of the Company in Global and will require the authorization of approximately 350,000 additional common shares by the shareholders to complete the transaction.


The present exchange has given the Company effective control of Internet, and the current control shareholders of Internet are now affiliates of the Company. However, at the present time, Internet is in the development stage and has not commenced operations. Internet is expected to commence operations only after the Company has completed a private placement to fund its efforts.



The Company has decided to engage in the transaction with Internet to broaden the asset base and increase the value of the Company's shares as a result of acquiring a potentially profitable business. At the present time, Global, as well as the Company, has a going concern qualification to its financial statements. In addition, Global will need substantial capital and must overcome potentially significant regulatory hurdles to begin business. However, the Company believes that the combination of the two companies will create a potential which neither company presently has to raise additional capital to carry out the Global business plan.


 None of the rights of any securities holders will be affected by this transaction. The securities of the Company which have been issued in this transaction are Class B preferred shares. It is probable that the Class B shareholders will elect to convert their shares into common shares of the Company, which will have the same rights and privileges as all other common shares but will be restricted securities under the Securities Act of 1933, as amended. To obtain conversion of the Class B preferred shares into common shares, the Company must obtain the approval of the shareholders to increase its authorized common shares and must file Articles of Amendment with the Secretary of State of Colorado. While the Class B preferred shares have been issued, the filing for additional common shares must await the approval of the shareholders to the increase in authorized common shares. Representatives of the Company's accounting firm for the most recent fiscal year are expected to be present at the shareholders' meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Global Internet Corporation

Global Internet Corporation (Internet) was incorporated in June 1996, for the purpose of developing a virtual casino to provide gambling on the Internet. Internet's operations will eventually be based offshore and Internet will focus its attention on creating a worldwide market. Internet is a development stage company which has not yet commenced operations. Internet has no material inventories or accounts receivable. No independent market surveys have ever been conducted to determine demand for the Internet's products and services. Internet has never generated any revenues. At the present time, Internet's principal assets are the software contracts which it possesses to develop a virtual casino.


Narrative Description of the Business

In June 1996, Internet entered into a Web Site Development and Maintenance Agreement with DDB Needham Interactive Communications ("DDB"), whereby DDB, with the assistance of Electronic Data Systems Corporation ("EDS") as a subcontractor, agreed to develop a Virtual Internet Casino. As of March 1997, the June Agreement was superseded with a new agreement.

The agreement outlines a two-phase Web Site development program. Under Phase 1, the agreement calls for the development of five gaming sites: black jack, poker, roulette, slot machines and keno. At these sites, players would be able to use money to play against the house or to enter tournaments in which top place finishers would win prizes. The purpose of Phase 1 is to have a fully operational site where the application can gain acceptance while a customer base is being developed. In Phase 2, Internet intends to expand the complexity of the games to include multi-player games site that will generate additional revenue as a percentage of the money gambled.

Internet has to date paid DDB a total of $282,509 for the work which has already been completed. The new agreement provides that DDB will resume work on Phase 1 once Internet places the remaining balance due of $1,143,824.80 into escrow.

Internet intends to do an equity financing raising approximately $2.2 million exclusive of commissions and expenses to complete the funding obligation to DDB and ongoing expenses necessary for the operations of Internet through 1998. DDB has agreed to extend the escrow requirement until financing is completed. This equity financing will be for common shares of the Company and is expected to be priced at $.75 per common share and thus is not expected to be substantially dilutive to existing Company shareholders.



The Company has a letter of intent from Commerce Capital Corp., and Four Seasons Partners, Inc., a financing firm, to provide the financing in a private placement. If the Company is unable to finance the private placement transaction, the Company will seek alternative financing, none of which it presently possesses. The Company will look at additional equity financings or at debt financings, if such can be arranged on terms beneficial to the Company. At the present time, the Company has no definite financing plans other than the letter of intent for a private financing.

Under Phase 1, there will be development of a virtual Internet casino. Internet intends to engage in Internet commerce in countries other than the U.S. completely through a foreign subsidiary, and therefore does not plan to obtain any federal, state or local permits. The decision to not obtain any such federal, state, or local permits is based upon an opinion from the law firm of Graham, Bright & Smith, P.C., Dallas, Texas, which stated that neither the Company, Internet, nor the Dominica corporation will be required to file or obtain any U.S. federal, state or local permits to engage in the activities
conducted on Internet's web site.   It should be noted that the laws in the
United States are unclear as to the extent of federal, state, or local jurisdiction. There is a potential risk for the foreseeable future that regulatory authorities in the United States may attempt to assert jurisdiction in this industry, including over US domiciled corporations who have their off shore operations in foreign subsidiaries. There can be no guarantee that Internet will be free of such attempts to assert jurisdiction. Any such attempts to assert jurisdiction on Internet could have a materially adverse effect on Internet's and the Company's operations. The successful assertion of U.S. jurisdiction would also have a materially adverse impact on both Internet's and the Company's operations. At the present time, the Company cannot assess the likelihood of such attempts to assert jurisdiction occurring.

Internet intends to obtain licenses to operate in countries where Internet gaming is regulated and legal. To date, Internet has made application for a license to operate a virtual casino on the island of Dominica, which is a country in the West Indies with a population of approximately seventy thousand residents. None are expected to be involved as customers of the virtual casino. Internet expects to be granted such license promptly, which is the primary reason for seeking to do business in Dominica.

The Terms of the proposed license are as follows. The term of the initial license will be for five years. No renewal provisions are contained in the proposed license. The license is granted upon the payment of a $15,000US fee. The license would be non-exclusive, although no other licensee may have more favorable terms than Internet. Internet must commence operations within one year of the grant of the license and maintain constant operations during the term thereof. Any third party advertising placed on the Internet must be approved by the appropriate Dominica governmental authority. Internet must agree to pay the government of Dominica per annum 5% of the net win/loss wagered or $25,000US, whichever is greater. This provision is subject to audit by the Government of Dominica. In addition Internet must agree to hire a minimum of six persons at a rate of not less than $3.00 per hour to assist in the operation of the business in Dominica. Internet must pay all charges, costs, levies, and other expenses in connection with the use and access to the Internet. Any breach of the license must be remedied within sixty days of notice or the license is revoked. On its behalf, Dominica would agree to provide to Internet access under the most favorable terms available to international telecommunications services, to give Internet the right to import all of its equipment for Internet gaming on a duty free basis, to provide all work permits for such technical and managerial personnel as may be necessary to operate Internet's business, to exempt from income, withholding, sales and other taxes
Internet's revenues and those of its
subsidiary and to exempt from such taxes all non-resident employees of Internet or its subsidiary and all winnings of non-Dominican customers of Internet. Disputes under the license are subject to arbitration under Dominica law. The license, which Internet plans to obtain, is contains all of the requirements for Internet to operate in Dominica.



No independent market surveys have ever been conducted to determine demand for the Internet's products and services on Dominica. Internet plans to use Dominica essentially as a base for its world wide virtual casino. At the present time, Internet has not selected which countries it intends to target to develop a customer base nor has it conducted any independent market surveys to determine demand for the Internet's products and services elsewhere in the world. Internet plans to select the countries it intends to target after the Company has completed the private placement for Internet. Internet will retain local counsel for each proposed principal jurisdiction, will review the laws of each potential jurisdiction abroad and will select only those jurisdictions in which it believes that its activities will not contravene local laws. In the Company's opinion, such activities could be completed within six months of commencement and could cost approximately $50,000US, which has already been included in the planned budget. As of the date hereof, no advertisers have agreed to furnish prizes or otherwise be associated with Internet's efforts.

Internet intends, however, to exclude U.S. residents from being able to play commercially on its virtual casino system. Internet will use a variety of methods to do so, such as addresses and questionnaires. However, the primary basis will be origin of funds as the determinant of eligibility. In addition to posting a warning on the site that persons resident in the United States are not eligible to play on the site, Internet intends to verify origin of funds. If the funds originate from a banking source located in the Continental U.S. or U.S. administered territory, the transaction will not be completed. In case of electronically transferred funds such as Visa or Mastercard, Internet will check country of origin as part of the initial funds verification. If the source comes back to the United States, the transaction will be denied. In cases where funds are transferred by wire or remitted by check, if found to be originating in the United States, the funds will be returned to the sender on receipt. THIS METHOD OF EXCLUDING U.S. RESIDENTS IS NOT WITHOUT RISK BECAUSE NO ONE CAN OFFER COMPLETE CERTAINTY THAT SUCH RESIDENTS SHALL BE EXCLUDED. The decision to principally rely upon this method of exclusion is based solely upon the Board of Directors belief that such is the best option available at the present time. Principal reliance upon this method may be subject to actions from governmental regulators. It should be noted again that the laws in the United States are unclear as to the extent of federal, state, or local jurisdiction. At this time, it is not possible to obtain clear and definitive legal advice as to the limits of U.S. jurisdiction in this matter. Therefore, the Company is taking a risk in going forward in this industry. There is a potential risk for the foreseeablefuture that regulatory authorities in the United States may attempt to assert jurisdiction in this industry, including over US domiciled corporations who have their off shore operations in foreign subsidiaries. There can be no guarantee that Internet will be free of such attempts to assert jurisdiction. Any such attempts to assert jurisdiction on Internet could have a materially adverse effect on Internet's and the Company's operations. The successful assertion of U.S. jurisdiction would also have a materially adverse impact on both Internet's and the Company's operations. At the present time, the Company cannot assess the likelihood of such attempts to assert jurisdiction occurring. Internet plans to continually refine its operations to achieve certainty that US residents will be completely excluded. The ultimate success of such plans cannot be determined at this time. Internet plans to use the most current technology available to exclude U.S. residents from its virtual casino.

Phase 1 will require DDB to develop a proprietary connection on the Internet. This will enable players to have a continuous interactive connection with the Server. The rapid response time and percentage decrease in inadvertent disconnections between the User and the Server will be a deciding factor in the success of this Phase.

The agreement with DDB provides that Internet will own all proprietary rights to the software and the underlying technology.

Prior to the virtual casino site becoming operational the Company expects to incur the following costs.


*As previously stated, a payment to DDB in the amount of $1,143,825 due under the terms of the Web Site Development and Maintenance Agreement is to be paid into escrow for DDB to resume work on Phase 1. This amount includes test service and all other associated costs. There are no other costs involved.


      *Executive Salaries of $17,000 per month.

      *Consulting fees of $14,000 per month

      *Other general and administrative expenses such as rent, advertising, telephone, legal, accounting, marketing, travel and entertainment, office supplies and all other expenses, estimated to be approximately $9,000 per month.


Phase 1 will be hosted in the Plano WebRANCH (an existing high visibility web site) for four (4) months to do BETA testing of the games. Phase I is expected to take five months to complete. During this time Internet will allow players to "gamble" with "fun money." Internet plans to promote the Web Site to advertisers based on the number of hits at the Web Site During this period, Internet plans to conduct tournaments that will offer prizes from advertisers based on criteria such as highest number of points, top fifty players, or most wins. Because an advertiser is interested in capturing demographic information about the user and certain users are unwilling to enter this information, it is anticipated that the games will be run under two different levels in Phase 1. Level one will allow anybody to play for free and will not require the user to enter any demographic information. Level 2 will allow players to compete in "tournaments" and against the house. This Phase will require the user to enter all the appropriate demographic information. Internet will focus its attention on gaining a customer base in Europe and Asia and believes that by offering this multi-level virtual casino experience it will be able to gain a better penetration into the marketplace.



Phase 2 will include the development of multi-player games.   Under
Phase 2 it will be possible for players to reserve a table and play against the dealer with their own friends. Internets revenue for multi-player games will be a percentage of the actual money gambled. In addition, Internet will seek advertising revenue by selling the demographic information obtained from its players or by offering advertising space on the Web Site. Internet envisions designing advertising space that would be similar to the shops at the forum at Caesar's Palace Hotel and Casino.



During this Phase, the user will be playing directly against the dealer. The Web Site will be very visual and will simulate as many aspects associated with a live casino experience as possible. Once the user is connected to the Game Server, the Game Server will tell the user which card, number and suit, or symbol to display. Based on this interplay, the user will win, lose or draw.



Markets

Internet's marketing plan will be focused solely on international markets for its virtual casino. This plan will be the primary focus for Internet's marketing efforts during the coming fiscal year.

During the past fiscal year, Internet has focused soley on development stage activities. At the present time, Internet has not selected which countries it intends to target to develop a customer base nor has it conducted any independent market surveys to determine demand for the Internet's products and services elsewhere in the world. Internet plans to select the countries it intends to target after the Company has completed the private placement for Internet.

Raw Materials

Internet plans to use no material raw materials in its operations

Customers and Competition

The principal customers of Internet are planned to be individuals from countries outside the U.S. There are a number of companies which now or in the future plan to market similar competing products and services as those of Internet. At the present time, Internet is aware of no major competitor in its proposed market. Internet believe that the market is divided up among very small operations, none of whom have a significant share of the market on an individual basis.



To the extent that Internet is unable to interest consumers to accept its proposed products and services, Internet could have difficulty in achieving its goals and objectives, of ever becoming profitable, or of even continuing as a viable entity. Internet believes that it can develop a viable segment of its proposed market, although Internet has not yet started to compete. In any case, Internet expects competition to be intense. The market for all of Internet's proposed products and services probably has limited barriers to entry for other competing operations, so that the competitive picture could change at any time. Consequently, the number of competitors could be substantial, although such is not the case at this point.

Proprietary Information

Internet plans to use copyrighted software, trade secrets, and other proprietary information in connection with its proposed operations. At the present time, Internet, as a development stage company, owns no material proprietary information.

Government Regulation

Internet's proposed operations are expected to involve potentially significant governmental oversight and regulation. In order to begin operations, Internet's foreign subsidiary must obtain a license from the government of Dominica, which is expected to exercise a continuing role in the oversight of Internet's foreign subsidiary's operations. Other jurisdictions may also exercise oversight of Internet's foreign subsidiary's operations. Internet believes that, while such oversight and regulation will have a significant impact on the Companys ability to operate, Internet will make every effort to become adequately staffed to deal with this impact. The complete impact of such govenmental regulation cannot be foreseen at this time.



Internet will otherwise also be governed by federal and state laws of general applicability, none of which are expected to be material to Internet's planned operations. Such regulation is not considered to be burdensome on Internet or to have a material effect on Internet's ability to operate or to make a profit. Otherwise, Internet is not subject to any material governmental regulation or approvals.

Research and Development

Internet has not made any expenditures as of the six months ended June 30, 1997 for research and development.



Environmental Compliance

Internet is not expected to be subject to any material costs for compliance with any environmental laws in any jurisdiction in which it proposes to operate.


Employees

Internet has two employess. They are Anthony Kay, President, CEO and Treasurer and Steven E. Bright Vice-President and Secretary.Internet's employees are not represented by any unioin or collective bargaining group, and there is no history of any labor problems, or disputes. Internet has the human resources at present time to fulfill it current business plan but expects to hire additional emplyees in the future for expansion of its operations in the ordinary course of business.

Mr. Kay has served as President, CEO and Treasurer of Global since September, 1996. From December 1978 to September 1996, Mr. Kay served as President and CEO of Secutron Corp. where he was successful in leading the Company from a one man operation to a corporation with 40 employees and annual revenues in excess of $5 million. Utilizing the technical training offered by IBM, including IBM's campus program at the University of Pennsylvania's Wharton School, he became a recognized expert in the design and development of software systems for the securities industry. In addition, he designed and built systems for the manufacturing and distribution, oil and gas and trucking industries.

Mr. Kay is a founding member and former treasurer of the Colorado Software Association. Mr. Kay also founded Midrange Solutions Corporation, a wholly owned subsidiary of Secutron Corp., which specializes as a systems integrator and third party solution provider. Midrange became on of the regions largest resellers of IBM's equipment and has won IBM's business partner of the year award. Midrange was also selected by JD Edwards Company to market and sell its newly announced Genesis Product in a six state area.

Mr. Steven Bright has served as President and Director of Global since its inception until September 1996 when he resigned as President and became Vice President. Mr. Bright is engaged full time in the practice of law and currently serves as an officer, director and principal shareholder of Graham, Bright & Smith, P.C. in Dallas, Texas. Mr. Bright's practice emphasizes international law, commercial, financial and business planning. Mr. Bright attended the University of Texas and received his Juris Doctorate Degree Cum Laude from Baylor School of Law in 1975.


Internet's employees are not represented by any union or collective bargaining group, and there is no history of any labor problems, or disputes. Internet has the human resources at present to fulfill its current business plan but expects to hire additional employees in the future for expansion of its operations in the ordinary course of business.


Internet has not been subject to any bankruptcy, receivership or similar proceedings.

Backlog

At June 30, 1997, Internet had no backlogs.


Financial Statements, Global Internet

Enclosed are the audited financial statements of Global Internet
Corporation for the period ended December 31, 1996 and unaudited financial statements for the period ended April 30, 1997.


To the Board of Directors
Global Internet Corporation
Denver, Colorado


                                Independent Auditor's Report

I have audited the accompanying balance sheet of Global Internet Corporation (A Development Stage Company) as of December 31, 1996, and the related statements of operations, changes in stockholders deficiency, and cash flows for the period June 4, 1996 (Inception) through December 31, 1996. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Internet Corporation (A Development Stage Company) as of December 31, 1996, and the results of its operations and its cash flow for the period June 4, 1996 (inception) through December 31, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Additionally, the Company has entered into a Web Site and Development and Maintenance Agreement with an unaffiliated third party which requires the Company to place into escrow approximately $1,040,000 to fund the development of the software necessary for the Company to commence its business plan.

As further discussed in Note 1, the financial statement, the Company's business plan encompasses creating software aimed at developing a virtual casino to provide gambling on the Internet. There are no assurances that the Company will receive the necessary permits and or licenses form the various federal, state, local or international authorities that will allow the Company to commence and implement its business plan. Management's plans regarding these matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


Gerald R. Hendricks & Company. P.C.
May 21, 1997

Westminster, Colorado



GOBAL INTERNET COPORATION
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

ASSETS

                                         December 31,          April 30,
                                               1996               1997
                                                             (Unaudited)

CURRENT ASSETS:
 Cash and cash equivalents              $     68,918         $       4
Total current assets                          68,918                 4
----------------------------------------------------------------------
PROPERTY AND EQUIPMENT, net                      607             2,670

                                        $     69,525        $    2,674
=======================================================================


LIABILITIES AND STOCKHOLDERS DEFICIENCY

CURRENT LIABILITIES:
 Convertible note-related party          $   325,000          $357,000
   Accounts payable-
     Third part                               83,648             5,383
     Related party                            48,849            40,056
 Accrued expenses-related parties
     Salaries                                 68,000           136,000
        Interest                               6,000            17,000
-----------------------------------------------------------------------
   Total current liabilities                 531,497           555,439


COMMITMENT  AND CONTINGENCY

STOCKHOLDERS DEFICIENCY:
 Preferred stock, $.01 par value,
  5,000,000 shares authorized, none is
   Common stock, $.001 par value,
     10,000,000 shares authorized,
        2,985,000
      issued and outstanding                  2,985              2,985
  Additional paid-in capital                 11,940             11,940
  Deficit accumulated during the
   development stage                       (476,897)          (567,690)
------------------------------------------------------------------------
                                           (461,972)          (552,765)
------------------------------------------------------------------------
                                        $    69,525         $    2,674
========================================================================

The accompanying notes are an integral part of these financial statements.

GLOBAL INTERNET COPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS


                                                              Cumulative
                                                              Inception
                         Inception         For the Four   (June 4, 1996)
                       (June 4, 1996) To    Months Ended        To
                        December 31,         April 30,       April 30,
                           1996               1997             1997
                                            (Unaudited)    (Unaudited)


INTEREST INCOME       $      1,132        $        90        $  1,222
----------------------------------------------------------------------
OPERATING EXPENSES:
 Research and development  292,507                            292,507
 Professional fees-
  Third party                  860                                860
  Related parties           96,103               688           96,791
 Salaries - related
  parties                   68,000            68,000          136,000
 Interest - related
  parties                    6,000            11,000           17,000
 Marketing                   4,030                75            4,105
 Travel and entertainment    3,983             2,437            6,420
 Telephone and
  communications             2,935             2,755            5,690
 Deprecation                                     250              250
 Other                       3,611             5,678            9,289
----------------------------------------------------------------------
                           478,029            90,883          568,912
----------------------------------------------------------------------


   NET LOSS           $   (476,897)      $   (90,793)    $   (567,690)
=======================================================================

NET LOSS PER COMMON
 SHARE               $        (.16)      $      (.03)    $       (.19)
======================================================================
WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING    2,985,000        2,985,000        2,985,000
======================================================================

[CAPTION]
The accompanying notes are an integral part of these financial statements.

GLOBAL INTERNET COPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS DEFICIENCY


                                                        Deficit
                                                        Accumulated
                                           Additional   During the
                    Class A Common Stock   Paid-in      Development
                  Shares    Amount         Capital      Stage      Total

BALANCE, June 4,
 1996, (Inception)  $           $           $        $

 Shares issued for
  cash at  $.005 per
   share            2,985,000    2,985       11,940              14,925

 Net loss for
  the period                          -             (476,897)  (476,897)
------------------------------------------------------------------------

BALANCE, December
 31, 1996           2,985,000     2,985      11,940 (476,897)  (461,972)

Net loss for
 the period                                          (90,793)   (90,793)
------------------------------------------------------------------------

BALANCE, April
 30, 1997
  (Unaudited)       2,985,000  $  2,985     $11,940 $(567,690)$(552,765)
========================================================================

The accompanying notes are an integral part of these financial statements.

GLOBAL INTERNET COPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS



                                                             Cumulative
                                             For the Four    Inception
                           Inception         Months       (June 4, 1997)
                     (June 4, 1996) to        Ended             To
                         December 31,       April 30,     April 30,
                              1996             1997            1997
                                            (Unaudited)     (Unaudited)

CASH FLOW FROM OPERATING
  ACTIVITIES:
   Net loss               $   (476,897)     $    (90,793)   $ (567,690)
------------------------------------------------------------------------

  Adjustments to reconcile
  net loss to net cash
   used in
    operating activities:
    Deprecation                      -               250           250
    Change in liabilities:
  Increase (decrease)
   in accounts payable         132,497           (87,058)       45,439
  Increase in accrued
 expenses                       74,000            79,000       153,000
------------------------------------------------------------------------

                               206,497            (7,808)      198,689
------------------------------------------------------------------------

NET CASH USED IN OPERATING
  ACTIVITIES                  (270,400)          (98,601)     (369,001)
------------------------------------------------------------------------

CASH FLOWS FROM INVESTING
  ACTIVITIES:
   Purchase of property
     and equipment                (607)           (2,313)       (2,920)
------------------------------------------------------------------------


NET CASH USED IN
  INVESTING ACTIVITIES            (607)           (2,313)       (2,920)
------------------------------------------------------------------------

CASH FLOW FROM FINANCING
  ACTIVITIES:
   Proceeds from
    convertible note            325,000            32,000      357,000
   Issuance of common
     stock for cash              14,925                        14,925

NET CASH PROVIDED BY
  FINANCING ACTIVITIES          339,925            32,000     371,925
------------------------------------------------------------------------

NET INCREASE (DECREASE)
 IN CASH                         68,918           (68,914)          4

CASH AND CASH EQUIVALENTS,
 Beginning                            -            68,918           -
------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS,
 Ending                      $   68,918         $       4     $    4
========================================================================

The accompanying notes are an integral part of these financial statements.

[CAPTION]
GLOBAL INTERNET CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(Financial data at April 30, 1997 and for the four month period ended April 30, 1997 is unaudited)


1. Organization and Business Activity

  The Company

 Global Internet Corporation (the Company) was incorporated in the State of Delaware on June 4, 1996. The Company is in the development stage and development stage activities have consisted of raising equity and debt capital and research and development activities aimed at developing a virtual casino to provide gambling on the Internet. Global Casinos, Inc. (Global) owns 58.6% of the Company's outstanding common stock.

 During the period ended December 31, 1996, the Company received $14,925 of equity financing in cash and $325,000 in debt financing from Global through the issuance of a 10% note, due October, 1997. In February 1997, the Company received an additional $32,000 in debt financing from Global. The Company is attempting to raise additional equity capital.
As further discussed in Note 6, the Company has entered into a Web Site Development and Maintenance Agreement with an unaffiliated third party which requires the Company to place into escrow approximately $1,040,000 to fund the development of the software necessary for the Company to commence its business plan. Should the Company be unsuccessful in obtaining the funds necessary to meet the escrow requirements, the Web Site Development and Maintenance Agreement shall terminate and the contractural relationship between the parties will end. Accordingly, the Company would have to explore other avenues of developing its business plan.


 The Company's business plan encompasses creating software aimed at developing a virtual casino to provide gambling on the Internet. There are no assurances that the Company will receive the necessary permits and or licenses from the various federal, state, local or international authorities that will allow the Company to commence and implement its business plan. (See Note 9)

 There can be no assurance that the Company's business will develop as anticipated by management or that additional financing will be available. Management is attempting to raise additional equity capital to meet the requirements of the Web Site Development and Maintenance Agreement, and to provide working capital. Additionally, the Company is attempting to identify and comply with necessary permits and licenses necessary to develop and implement a virtual casino to provide gambling on the Internet. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result if the Company is unable to continue as a going concern.

2. Summary of Significant Accounting Policies

   Cash and Cash Equivalents

 For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.


   Property and Equipment

 Property and equipment are stated at cost and are depreciated using the straight line method over the estimated useful lives of five years.

 Expenditures for maintenance and repairs are charged directly to the appropriate operating account at the time the expense is incurred. Expenditures determined to represent additions and betterments are capitalized.

   Capitalized Software Costs

 Pursuant to Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, issued by the Financial Accounting Standards Board, the Company is required to capitalized certain software development and production costs once technological feasibility has been achieved; that is, when the product design and a working model of the software have been completed and the working model and its consistency with the product design have been confirmed by testing. The cost of purchased software is capitalized when related to a product which has achieved technological feasibility or that has an alternative future use. The Company records all costs incurred to establish the technological feasibility of computer software to be sold, leased or otherwise marketed as research and development costs. For the periods ended December 31, 1996 and April 30, 1997, the Company did not capitalized any software development costs.

   Impairment of Long-Lived Assets

 Management of the Company periodically reviews the carrying value of long-lived assets for potential impairment by comparing the carrying value of those assets with their related, expected future net cash flows. Should the sum of the related, expected future net cash flows be less than the carrying value, management would determine whether an impairment loss should be recognized. An impairment loss would be measured by the amount by which the carrying value of the asset exceeds the future discounted cash flows.

   Income Taxes

 Deferred income taxes are reported using the liability method.
Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.


   Net Loss Per Common Share

 The net loss per common share is based on the weighed average number of common shares outstanding during the periods, including the common stock equivalents resulting from dilutive stock options. No common stock equivalents are included in the computation of net loss per share as these equivalents are antidilutive.

   Stock Options

 In October 1995 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. This new standard defines a fair value based method for accounting for an employee stock option or similar equity instrument. This statement gives entities a choice of recognizing related compensation expense by adopting the new fair value method or to continue to measure compensation using the intrinsic value approach under Accounting Principles Board (APB) Opinion No. 25, the former standard. If the former standard for measurement is elected, SFAS No. 123 requires supplemental disclosure to show the effects of using the new measurement criteria. The Company intends to use the measurement prescribed by APB Opinion No. 25, and accordingly, this pronouncement will not affect the Company's financial position or results of operations.

   Use of Estimates in the Preparation of Financial Statements

 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Fair Value of Financial Statements

 The carrying amounts of financial instruments, consisting of cash and cash equivalents, approximates fair value as of December 31, 1996 and April 30, 1997, because of the relatively short maturity of these instruments. The carrying value of the convertible note payable approximates fair value as of December 31, 1996 and April 30, 1997, based upon market prices for the same or similar debt issues.

3. Property and Equipment

 Property and equipment, consisting solely of office equipment, had a net book value of $607 and $2,670 at December 31, 1996 and April 30, 1997, respectively.

 Depreciation expense for the periods ended December 31, 1996 and April 30, 1997 was $0 and $250, respectively.

4.  Convertible Note

 During the period ended December 31, 1996, the Company received, from time to time, advances from Global amounting to $325,000. Subsequently in February 1997, the Company executed a Convertible Promissory Note (the Convertible Note) with Global. The Convertible Note bears interest at 10%, is due October 31, 1997 and is without collateral. Global can elect to convert the principal and any accrued and unpaid interest into common stock of the Company at the greater of the current market price of the Company's stock or $.25.

 In February 1997, the Company received an additional $32,000 from Global and added this amount to the outstanding balance of the convertible note with the same terms and conditions.

 Interest expense charged to operations for the periods ended December 31, 1996 and April 30, 1997, was $6,000 and $11,000, respectively.

5. Related Parties

 During the period ended December 31, 1996, the Company paid $6,125 in consulting fees to an entity in which an officer, director and stockholder is a principal.

 During the periods ended December 31, 1996 and April 30, 1997, the Company incurred legal fees to two individuals, one who is a stockholder and or who is an officer and stockholder totaling $89,978 and $688, respectively.

 The Company has entered into employment agreements with two individuals one who is an officer, director and stockholder and one who is an officer and stockholder. The employment agreement with the President and Chief Executive Officer is for a period of ten years from September 1, 1996, and calls for monthly payments in the amount of $10,000 until the Company achieves profitability, at which point his compensation shall be increased to $15,000. In the event that his salary is deferred, he is entitled to receive additional compensation equal to 5% interest on the deferred amount. In connection with the execution of this agreement, this individual received 50,000 stock options to acquire shares of the Company's common stock at an exercise price of $.25 per share.

 The other employment agreement with the Vice President and Secretary is for a period of three years from September 1, 1996, and calls for monthly payments in the amount of $7,000. In the event that his salary is deferred, he is entitled to receive additional compensation equal to 5% interest on the deferred amount. In connection with the execution of this agreement, this individual received 50,000 stock options to acquire shares of the Company's common stock at an exercise price of $.25 per share.

 The Company has not paid any amounts to these individuals pursuant to their employment contracts. At December 31, 1996 and April 30, 1997, the Company recorded salary expense, and a corresponding liability totaling, $68,000 and $136,000, respectively.

Commitment and Contingency

   Commitment

 The Company has entered into a Web Site Development and Maintenance Agreement with an unaffiliated third party to develop a virtual Internet casino. The Web Site Development and Maintenance Agreement was amended in November 1996 and subsequently in March 1997.

 The March 1997 amendment requires escrow payments to be made in the amount of $1,039,840 payable as follows: $346,613 at the execution of the March 1997 amendment, $346,613 upon the commencement of work as evidenced by written notice from the unaffiliated third party that work has commenced; and, $346,613 at the completion of the initial phase. If the escrow is funded after March 25, 1997 but before June 16, 1997, the cost of the initial phase will be increased 5%. If the escrow is funded after June 16, 1997 but before September 15, 1997, the cost of the initial phase will be increased 10%. If the escrow is not funded on or before September 15, 1997, the Web Site Development and Maintenance Agreement shall terminate and the contractual relationship between the parties will end.

   Contingency

 During 1995 and 1996, Global and certain officers and directors of Global received requests for information from the U.S. Securities and Exchange Commission (SEC) related to an investigation begun by the SEC during 1994 into various matters, including certain transactions in securities by Global and one of its officers and directors. On January 13, 1997, Global was notified that the SEC staff intends to recommend that the Commission bring an action against Global and two of its former officers and directors for alleged violations of securities laws.
Global has begun informal negotiations with the SEC staff but there can be no assurance as to the final outcome of the investigation or the impact, if any, on the operations of the Company.

7. Stockholders Deficiency

   Preferred stock

 The Company is authorized to issue 5,000,000 shares of its $.01 par value preferred stock. The shares may be issued in such series and with such preferences as may be determined by the Board of Directors. No preferred shares have been issued by the Company.

 Common stock

 During the period ended December 31, 1996, the Company received $14,925 in cash and issued 2,985,000 shares ($.005 per share) of its common stock.

   Stock Option Plan

 The Company established the 1996 Stock Option Plan (the Plan) and reserved up to 750,000 shares to be issued pursuant to the Plan. Under the Plan, stock option can be granted at prices not less than 100% of the fair market value of the Company's stock at the date of grant. Options are exercisable for a period of five years.

Stockholders Deficiency, continued

   Stock Option Plan, continued

  Option information is as follows:

Options outstanding, June 4, 1996 (inception)         -
Granted                                             450,000

Options outstanding, December 31, 1996
 and April 30, 1997                                 450,000
===========================================================
Option exercise prices                              $   .25
===========================================================
Exercisable options                                 450,000
===========================================================
Weighted average exercise price                     $   .25
===========================================================
Options available for future grant                  300,000
============================================================

8. Income Taxes

At April 30, 1997, the Company has net operating loss carryforwards, for federal income tax purposes of approximately $432,000 expiring in 2012.

When more than a 50% change in ownership occurs, over a three year period, as defined, the Tax Reform Act of 1986 limits the utilization of net operating loss (NOL) carryforwards in the year following the change in ownership. Therefore, it is possible that the Company's utilization of its NOL carryforwards may be partially reduced as a result of future changes in stock ownership due to the proposed Agreement and Plan of Reorganization discussed in Note 9. No determination has been made as of April 30, 1997 as to what implications, if any, there will be in net operating loss carryforwards of the Company.

9.  Subsequent Event

In May 1997, Global entered into an Agreement and Plan of Reorganization with First Entertainment whereby Global would exchange 1,500,000 (86%) shares of the Company's commons stock that it owns and the $357,000 convertible note that Global holds for 30,000 shares of First Entertainment Class B Convertible Preferred Stock and 1,500,000 warrants. The warrants shall be for a period of five years from the date of issuance and will be exercisable at $1.25 per share
 .

The Agreement and Plan of Reorganization allows other stockholders of the Company to exchange their shares at a different exchange rate. Each share tendered by stockholders other than Global, shall be exchanged for one warrant that is exerciable for a five year period at $1.25 per share.

The Agreement and Plan of Reorganization is subject to the approval of the stockholders of the Company and First Entertainment.

Management's Discussion and Analysis or Plan of Operation

Internet incurred a loss of $477,000 for the period ended December 31, 1996 whose activities consisted of raising debt and equity financing and research and development activities aimed at developing a virtual casino to provide gambling on the Internet. Internet's activities in 1997 are limited due to the lack of working capital and consist primarily of capital raising activities.

Internet had essentially no revenues, deriving interest income of $1,100 from the investment of idle cash. Total costs and expenses were $478,000 of which $292,000 represented research and development costs, $97,000 in legal fees, $68,000 in accrued salaries and other general and administrative expenses of $21,000. Internet accrues salaries of $17,000 a month for its president and vice-president under the terms of employment agreements which commenced September, 1996. Internet has not paid any amounts to these individuals pursuant to their employment contracts.

Of the total of $292,000 in research and development costs, $283,000 represents payments to DDB Needham Interactive Communications to develop a virtual internet casino.

At December 31, 1996 Internet had a working capital deficit of $462,000 and at April 30, 1997 the working capital deficit increased to $555,000.
The accompanying financial statements have been prepared assuming
Internet will continue as a going concern. As discussed in Note 1 to the financial statements Internet has incurred losses form operations, has a working capital deficit. Internet has a Web Site Development and Maintenance Agreement with an unaffiliated third party which requires the payment of $1,040,000. Further software development is on hold until such time as the payment is made under the Agreement. Once the monies have been escrowed Internet expects the software to be completed 140 days after commencement. It is imperative that Internet raise the financing required, approximately $2.2 million, to develop the internet gaming site and to provide working capital through the end of 1998. There can be no assurance that Internet will be successful in raising the financing necessary. If Internet is unsuccessful it will have to explore other avenues of developing its business plan.

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Consolidated Financial Statements of the Company are based on the Consolidated Financial Statements of the Company included elsewhere in this Proxy, adjusted to give effect of the acquisition of Global Internet Corporation

The unaudited pro forma combined balance sheet at June 30, 1997 presents adjustments for the acquisition of Global Internet Corporation as if the transaction had occurred on June 30, 1997.

The unaudited pro forma combined statement of operations data for the year ended December 31, 1996 and for the six months ended June 30, 1997 presents adjustments for the acquisition of Global Internet Corporation as if the transaction had occurred on January 1, 1996.

In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

The unaudited pro forma combined financial statements should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto, and the Financial Statements and Notes thereto of Global Internet Corporation. The unaudited pro forma combined financial statements of operations data are not necessarily indicative of the results that would have been reported had such events actually occurred on the date specified, nor are they indicative of the Company's future results. There can be no assurance that the pending acquisition of Global Internet Company will be consummated.

PRO FORMA  COMBINED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 1996

                                                                        Company
                    Company        Global        Pro Forma          Pro Forma
                 As Reported    As Reported(1)  Adjustments        Combined
Revenues         $ 2,139,451                                       $2,139,451

Cost of goods
 Sold              1,617,365                                        1,617,365
Depreciation and
 amortization        326,522                      49,400(2)           375,922
Management fees,
 Affiliate           408,000                                          408,000
Selling, general
 and
  administrative   1,394,683       472,029                          1,866,712
Total cost and
 Expenses          3,746,570       472,029                          4,267,999
Operating loss
 from continuing
  operations      (1,607,119)     (472,029)                        (2,128,548)
Other Income
 (Expense)
  Interest expense  (102,791)       (6,000)        6,000(3)          (102,791)
  Interest income                    1,132                              1,132
    Other, net        22,961                                           22,961
Loss from
 Continuing
  operations
   before minority
    interest      (1,686,949)     (476,897)                        (2,207,246)

Minority interst
 In net loss of
  Subsidiaries       39,655                        238,448(4)         278,103

Loss from
 Continuing
  Operations     (1,647,294)                                       (1,929,143)

Net Loss Per
 Share Continuing
   Operations          $(.39)                                           $(.46)

Net Loss Per Share     $(.30)                                           $(.37)

Weighted Average
 Shares
  Outstanding      4,168,661                                        4,168,661


NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(1) Reflects the historical operating results of Global Internet Corporation as though the acquisition had been consummated on January 1, 1996.

(2) Reflects the amortization of the goodwill on a straight line basis over ten years.

(3) Consolidation elimination entry to eliminated related party interest income with related party interest expense.

(4) Reflects minority interest in net loss of Global Internet Corporation.


UNAUDITED PRO FORMA COMBINED BALANCE SHEET
June 30, 1997
                                                                       Company
                    Company          Global       Pro Forma           Pro Forma
                    As Reported      As Reported  Adjustments         Combined
Assets
Current assets      $ 412,664        $  68,918      $  325,000 (1)   $  481,582
                                                      (325,000)(2)
Property and
 equipment, net       601,670              607                          602,277
License, net of
 Amortization         798,662                                           798,662
License held for
 sale, net            800,000                                           800,000
Goodwill, net         484,780                           32,000 (1)      978,753
                                                       461,973 (3)
  Total assets     $3,097,776        $ 69,525                       $ 3,661,274

Liabilities and
 Stockholders
  Equity Current
   portion of
    long term
     debt           $ 835,012         325,000        (325,000)(2)   $   835,012
Other current
 Liabilities          490,749         206,497                           697,246
Total current
 Liabilities        1,325,761         531,497                         1,532,258

Long term debt        200,938                                           200,938
Minority interest     239,478                                           239,478

Preferred stock           135                             30 (1)            165
Common stock           48,508           2,985         (2,984)(3)         48,509
Additional paid
 in capital        14,132,951          11,940        (11,940)(3)     14,489,921
                                                     356,970 (1)
Accumulated
 Deficit          (12,365,171)       (476,897)       476,897 (3)    (12,365,171)
Deferred
 compensation
Treasury stock       (484,824)                                         (484,824)
Stockholders'
 equity (deficit)   1,331,599        (461,972)                        1,688,600
Total Liabilities
 And Stockholders'
  Equity        $  3,097,776       $   69,525                       $ 3,661,274



NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(1) Reflects the issuance of 30,000 shares of the Company's convertible preferred stock to acquire 1,500,000 shares of Global Internet Corporation and a convertible note receivable from Global Casinos Inc. on June 30, 1997.

(2) Consolidation elimination entry to eliminate the convertible note receivable against the convertible note payable.

(3) Consolidation elimination entry to eliminate the stockholders equity of Global Internet Corporation (the acquiree) and to record the excess of purchase price over net assets acquired as goodwill.


PRO FORMA COMBINED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 1997

                                                                    Company
                   Company          Global         Pro Forma        Pro Forma
                  As Reported     As Reported(1)    Adjustments     Combined
Revenues          $ 1,273,354                                        $1,273,354

Cost of goods
 Sold                 996,854                                           996,854
Depreciation and
 amortization         120,021                          24,700(2)        144,721
Selling, general
 and
  administrative      668,740        124,883                            793,623
Total cost and
 Expenses           1,785,615        124,883                          1,910,498
Operating loss
 from continuing
   operations       ( 512,261)      (124,883)                          (637,144)
Other Income\
 (Expense)
  Interest expense    (47,713)       (17,000)           17,000(3)       (47,713)
  Interest income                         90                                 90
  Other, net              848                                               848
Loss before
 minority
  interest           (559,126)      (141,793)                          (683,919)

Minority interest
 In Net Loss           23,662                            70,895(4)       94,557

Net Loss          $  (535,464)      $(141,793)                       $ (589,362)

Net Loss Per
  Share                 $(.09)                                            $(.10)

Weighted Average
 Shares
  Outstanding       5,794,585                                         5,794,585


NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(1) Reflects the historical operating results of Global Internet Corporation as though the acquisition had been consummated on January 1, 1996.

(2) Reflects the amortization of the goodwill on a straight line basis over ten years.

(3) Consolidation elimination entry to eliminated related party interest income with related party interest expense.



Closing of the Transaction.

The transaction was closed on May 3, 1997, with the approval of the Boards of Directors of both the Company and Internet. The Board of the Company has submitted this transaction to the shareholders of the Company for ratification and approval of the completed transaction.

Votes Required.

The Board of Directors of the Company is proposing that the shareholders of the Company ratify and approve the transaction which closed on May 3, 1997. This vote must be approved by the affirmative vote of the record holders of a majority of the outstanding shares of the Company's quorum present in person or by proxy at the Meeting. All common shareholders of record as of October 24, 1997, which does not include the new shareholders from the acquisition, will be authorized to vote. The Acquisition has been approved by the holders of a majority of the outstanding capital shares of Internet.


Board of Director Recommendations.

The Company' s Board of Directors believes that the transaction and price for the transaction are fair to the Company shareholders. As stated above, the Company is acquiring Internet for its preexisting debts, as measured in the securities of the Company, with no premium attached to the price of the acquisition. This preexisting debts represents the initial investment of the original investors in Internet. Further, the Board of Directors believes that the Web Site
Development and Maintenance Agreement with DDB (using EDS as a subcontractor) to develop a Virtual Internet Casino provides a substantial advantage to the Company in the Internet gaming business. For all of these reasons, the Company's Board of Directors recommends that the shareholders vote FOR the ratification and approval of the acquisition.

INCREASE IN AUTHORIZED COMMON SHARES

The Company proposes to amend its Articles of Incorporation to authorize the issuance of up to 50,000,000 Common Shares, all with $0.008 par value. This amendment is required to have enough shares available for the shareholders of Internet to convert their Class B preferred shares, if they so chose, under the definitive agreement of May 3, 1997.

The present Articles of Incorporation of the Company only provide for the issuance of up to 6,250,000 Common Shares. No specific classes or preferences of the Common Shares are authorized nor are any contemplated by this proposed amendment. All newly authorized Common
Shares will be of the same class as the present Common Shares. This
Amendment will have no effect on the number of authorized Preferred
Shares, which will remain the same under the Company's Articles of Incorporation. The issuance of these Common Shares could be used as an anti-takeover measure and could have the effect of preventing those who will not control the Company from mounting an effort to do so.
Although the issuance of Common Shares could be used for this purpose, this is not the intention of the Company in proposing the authorization of Common Shares.

At the present time, the Company's primary purpose to authorize the increase in the number of Common Shares is to have additional securities for equity offerings or acquisitions. As the Company expands, there will be need for additional capital, and the management of the Company believes that it is in the best interests of the Company and its shareholders to have the option to issue additional Common
Shares as an added avenue to raise capital. The Company has an ongoing need for additional capital and wants to have as much flexibility as possible in creating programs for raising such capital. The Company's management believes that the additional Common Shares will be an important step in developing that flexibility. This is an added but only secondary reason for the proposal to authorize an increase in the number of Common Shares to 50,000,000 shares. In addition, the Company would have common shares available for potential acquisitions. This resolution requires the affirmative vote of a majority of the issued and outstanding shares of the Company. The Board of Directors recommends that shareholders vote FOR the resolution.

CHANGE OF STATE OF INCORPORATION

The Company seeks to change its state of incorporation to Nevada. At the present time, the Company is a Colorado corporation and was originally incorporated as such. It is the belief of management that changing the state of incorporation form Colorado to Nevada would be in the best interests of all of the shareholders of the Company. Many issues of corporate governance, including those regarding officer and director indemnification, are more clearly defined under Nevada law than under Colorado law.

Specifically, the State of Nevada has more liberal provisions concerning the internal elements for the operation of the Company than does the State of Colorado, particularly as they relate to shareholder and director meetings. Further, Nevada has no state corporate income tax, while Colorado has such a tax to which the Company is subject. Finally, and most importantly, issues regarding officer and director indemnification are more clearly settled under Nevada law than under Colorado law.

The Company plans to expand its Board of Directors in the future to add several more outside directors, although the Company, at this time, has not identified specific individuals. If the Company is to attract and keep outside directors of the highest caliber, it must become eligible to purchase Directors and Officers Insurance, which, in part, involves being incorporated in a state with such well-established precedents concerning indemnification, as well as corporate governance.

None of the shareholders' capital positions in the Company will be effected by the change of state of incorporation. This change will have no effect on the number of authorized or issued securities of the Company which will remain the same under the Nevada corporation. As to the additional common shares as are approved by the shareholders at this Shareholders Meeting, there will also be no change. In addition, the Company plans to do this transaction as a tax-free reorganization under the Internal Revenue Code of 1986, as amended. This resolution requires the affirmative vote of a majority of the issued and outstanding shares of the Company. The Board of Directors recommends that shareholders vote FOR the resolution.

CHANGE OF THE NAME OF THE COMPANY

The Company seeks to change its name to First Entertainment Holding
Corp. The Company wishes to operate as a Nevada corporation. The proposed name is the closest name to the Company's present name which the State of Nevada will approve for use. The Company also believes that the name change will better emphasize the relationship of the Company to its operational entities. This resolution requires the affirmative vote of a majority of the issued and outstanding shares of the Company. The Board of Directors recommends that shareholders vote
FOR the resolution.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Company has appointed the Company's present independent public accountants, BDO Seidman, LLP for the fiscal year ended December 31, 1997. This appointment will be submitted to the shareholders for ratification at the Meeting.

The submission of the appointment of BDO Seidman, LLP is not required by law or the bylaws of the Company. The Board of Directors is nevertheless submitting it to the shareholders to ascertain their views. If the shareholders do not ratify the appointment, the selection of other independent public accountants will be considered by the Board of Directors. To be adopted, the resolution requires the affirmative vote of a majority of the shares voting at the meeting. The
Board of Directors recommends a vote FOR the resolution.

OTHER MATTERS

As of the date of this Proxy Statement, the Company's management has no knowledge of any business, other than previously described herein, which should be presented for consideration at the meeting. In the event that any other business is presented at the meeting, it is intended that the persons named in the enclosed Proxy will have authority to vote such Proxy in accordance with their best judgment on such business.

SHAREHOLDER PROPOSALS

According to Rule 14a-8 under the Securities Exchange Act of 1934, a shareholder may require that certain proposals suggested by shareholders be voted on at a shareholders meeting. Information concerning such proposals must be submitted to the Company for inclusion in its proxy statement. Such proposals for inclusion in the Company's proxy materials relating to the next Annual Meeting of the Company must be received by the Company not later than December 31, 1997.


ANNUAL REPORT TO SHAREHOLDERS

The Company's Annual Report to Shareholders, including financial statements, has been mailed with these materials to all shareholders of record. Any shareholder who has not received a copy of such Annual Report may obtain a copy by writing to the Company. Such Annual Report is not to be treated as part of the proxy solicitation material, nor as having been incorporated by reference.

SOLICITATION OF PROXIES

The cost of solicitation will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of common stock. In addition to solicitation by mail, directors, officers, and regular employees of the Company may solicit Proxies personally or by telegraph or telephone, without additional compensation.

NOTICE TO BANKS, BROKERS/DEALERS, VOTING TRUSTEES, AND THEIR NOMINEES

Please advise the Company, in care of its corporate address, whether any other persons are the beneficial owners of the shares of common stock for which Proxies are being solicited from you, and, if so, the number of copies of the Proxy Statement, and other soliciting materials, you wish to receive in order to supply copies to the beneficial owners of shares.


                                             FIRST ENTERTAINMENT, INC.


                                By:             A.B. Goldberg
                                                President

Dated: October 31, 1997

                                 EXHIBIT A


                     AGREEMENT AND PLAN OF REORGANIZATION

                                May 1, 1997

                        FIRST ENTERTAINMENT, INCORPORATED.
                                 ACQUISITION OF
                            GLOBAL INTERNET, INC.
                   AGREEMENT AND PLAN OF REORGANIZATION



      THIS Agreement and Plan of Reorganization is entered into this 1st day of May, 1997, by and between FIRST ENTERTAINMENT, INCORPORATED, a Colorado corporation, (hereinafter "Acquiror"); GLOBAL INTERNET, INC. a
Delaware corporation; (hereinafter referred to as "Acquiree"); and GLOBAL CASINOS, INC. the majority stockholder of Acquiree, (hereinafter referred to as "Stockholder).

RECITALS


       Stockholder of Acquiree owns 1,750,000 of the issued and outstanding common stock of Acquiree and a Note Receivable in the amount of $375,000. Acquiror desires to acquire 1,500,000 of Stockholder shares of Acquiree, as well as the Note Receivable, making Acquiree a subsidiary of Acquiror, and Stockholder desire to make an exchange of its shares in Acquiree for shares of Acquirer's Class B Convertible
Preferred Stock and warrants to be exchanged as set out herein with said
Stockholder.

NOW, THEREFORE, for the mutual consideration set out herein, the parties agree as follows:


AGREEMENT


1. Plan of Reorganization. Stockholder of Acquiree is the owner of 1,750,000 shares of the issued and outstanding common stock of said
Acquiree. It is the intention of the parties hereto that 1,500,000 of the issued and outstanding common shares of Acquiree and the Note
Receivable shall be acquired by Acquiror in exchange solely for Acquirer's Class B Convertible Preferred Stock and warrants.

2.  Exchange of Securities.  Acquiror and Stockholder agree that
1,500,000 of the issued and outstanding shares of common stock of Acquiree and a Note Receivable in the amount of $375,000 shall be exchanged with Acquiror for a total of 30,000 shares of Class B
Convertible Preferred Stock of Acquiror, and 1,500,000 warrants of
Acquirer's stock.

The Acquirer further agrees  to exchange one warrant to purchase common shares of the Acquiror for every additional share of Acquiree stock
offered to Acquiror by any of its stockholders.   The warrants shall be
for a period of five years from the date of issuance and will be exercisable at $1.25 per share.

It is agreed and understood by the parties hereto that the Acquiror currently does not have enough authorized shares reserved to issue upon exercise any of the aforementioned warrants and Convertible
Preferred Shares. Acquiror agrees to call a shareholder's meeting to increase the number of common shares at least sufficient to permit the reservation of authorized common stock issuable upon exercise of the said warrants.

The Acquiror shares will, on the Closing Date, as hereafter defined, be delivered to the Stockholder in exchange for their shares in Acquiree.
Stockholder represents and warrants that he will hold such shares of Acquiror for investment purposes and not for further public distribution.

Global Casino, Inc. agrees to use its best efforts in assisting Global
Internet in securing an Internet Casino Gaming License in one of the venues it operates outside of the United States.

3.Terms of Class B Convertible Preferred Shares.  The Class B Preferred
Stock (Preferred Stock) of Acquiror is to be issued to Stockholder hereunder shall be issued at a face value of $12.50 per share. The face value of the Preferred Stock shall be convertible at the option of the holder, into shares of the Acquiror's common stock at a conversion value of $1.25 per share, subject to adjustment under certain circumstances.
At any regular or special meeting of Acquiror's shareholders, holders of Preferred Stock shall be entitled to 12.5 votes for every share of Preferred Stock owned on the record date of such meeting. Holders of Preferred Stock shall be entitled to preferences in the event Acquiror declares a dividend or undertakes a corporate liquidation which preference shall be senior to all other equity holders of Acquiror except for holders of Class A Preferred Stock.

Acquiror agrees to file an amendment to its currently contemplated S-3 registration statement, ninety days after its effective date, registering the Preferred Stock's underlying common shares. Stockholder agrees to enter into a lock-up agreement with Acquiror for one year from the Preferred Stock's issuance date.

4.Terms of Warrants. Each of the 1,500,000 warrants issuable to Stockholder shall be exercisable by the holder thereof to purchase one share of Acquiror's common stock at an exercise price of $1.25 per share. However, in the event a Registration Statement registering for sale under the Securities Act (i) the re-offer of the warrants and (ii) the issuance of the common stock of Acquiror upon exercise of the warrant is not effective (the Warrant Stock) within 12 months from the date of issue, the exercise price shall be reduced to $1.00 per share.
Stockholder agrees to pay for the costs of listing the warrants on the NASDAQ small cap exchange, as well as legal fees and offering costs of up to $10,000.

After twelve months from the date of issuance of warrants, if Acquiror's stock trades above $3.00 for at least 30 days, Acquiror shall have the right, with a thirty day notice, to call said warrants for $.05 a share.

5.Nasdaq Listing. For so long as there is outstanding any shares of Preferred Stock and unexercised warrants which have not otherwise expired, Acquiror shall use its best efforts to maintain the listing of its common stock and warrants on the Nasdaq Stock Market and shall take all action necessary or advisable to maintain such listing.

6. Delivery of Shares. On or before the Closing Date, Stockholder will deliver certificates for the shares of Acquiree duly endorsed so as to make Acquiror the holder thereof; free and clear of all claims and encumbrances; and on such Closing Date, delivery of the Acquiror shares, which will have certain restrictions as to transfer, will be made to the Stockholder as set forth herein. A list of the shares of Acquiree, the owner thereof, and shares of Acquiror to be received by said Stockholder is attached hereto as Exhibit "A" and by this reference is incorporated herein.

7.  Representations of Stockholder and Acquiree. The Stockholder and
Acquiree, hereby represent and warrant that, with respect to his own shares and as to the Acquiree, effective this date and the Closing Date, the representations listed below are true and correct. Said representations are meant and intended by all parties to apply to the Acquiree.

(a) The outstanding shares of common stock of Acquiree; are free from claims, liens, or other encumbrances; and Stockholder has the unqualified right to transfer and dispose of such shares.

(b) The shares constitute validly issued shares of Acquiree fully-paid and nonassessable.

(c) To deliver audited financial statements of Global Internet, Inc.
prior to May 15, 1997.

8. Representations of Acquiring Corporation. Acquiror hereby represents and warrants as follows:

(a) As of the Closing Date, the Acquiror shares to be delivered to the Stockholder will constitute valid and legally issued shares of Acquiror, fully-paid and nonassessable, and will be legally equivalent in all respects to the Acquirer's Class B Convertible Preferred Stock of
Acquiror issued and outstanding as of the date thereof.

(b) The officers of Acquiror are duly authorized to execute this Agreement and have taken all actions required by law and agreements, charters, and bylaws, to properly and legally execute this Agreement.

(c) Acquiror has delivered to Acquiree current unaudited financial statements and at Closing shall deliver all of its financial records, which shall be true, complete and accurate; there are and shall be no substantial liabilities, either fixed or contingent, not reflected in such financial statements and records or to which the Acquiree has not been made aware. Said financial statements fairly and accurately reflect the financial condition of the Acquiror as of the date thereof and the results of operations for the period reflected therein. Such statements shall have been prepared in accordance with generally accepted accounting principles, consistently applied, except as otherwise stated therein.

(d) Since the date of the financial statements there will have been, but as of the Closing Date there will not be, any material changes in the financial position of Acquiror, except changes arising in the ordinary course of business, which changes will in no event adversely affect the financial condition of the Company.

(e) Acquiror is not involved in any pending litigation, claims, not reflected in such financial statements or otherwise disclosed in writing to the Stockholder and there are no lawsuits, claims, assessments, or similar matters, to the best knowledge of management, threatened or contemplated against Acquiror, its management or properties.

(f) As of the Closing Date and date hereof Acquiror is duly organized, validly existing and in good standing under the laws of the State of Colorado; it has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required.

(g) Acquiror has filed all federal, state, county and local income, excise, property and other tax returns, forms, or reports, which are due or required to be filed by it prior to the date hereof and has paid or made adequate provision for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received.

(h) Acquiror has not breached, nor is there any pending or threatened claims or any legal basis for a claim that Acquiror has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or is bound and the execution and performance hereof will not violate any provisions of applicable law of any agreement to which Acquiror is subject. (i) The present capitalization of Acquiror comprises authorized common stock of 6,250,000 shares, $.008 par value, of which approximately 6,000,000 shares are issued and outstanding as of the date hereof. The Acquiror has 5,000,000 authorized preferred shares, $0.001 par value, to have such preferences as the Board of Directors may determine from time to time. As of the Date hereof, the Acquiror has issued and outstanding a total of 10,869 Class A Preferred convertible into one share of common shares; no shares of Class B Preferred; and 275,000 shares of Class C Preferred.
All outstanding shares, have been duly authorized, validly issued, and fully paid, and there are no outstanding or presently authorized securities, warrants, options or related commitments of any nature not reflected in the current financial statements of Acquiror or otherwise known to Acquiree.

(j) The shares of Class B voting preferred stock of Acquiror to be issued to Stockholder at Closing will be validly issued, nonassessable and fully-paid under Colorado corporation law and will be issued in a non-public offering and exempted transaction under federal and state securities laws.

(k) At the date of this Agreement Acquiror has, and at the Closing Date it will have, disclosed all events, conditions and facts materially affecting the business and prospects of Acquiror. Acquiror has not now and will not have, at the Closing Date, withheld disclosure of any such events, conditions, and facts which it, through management has knowledge of, or has reasonable grounds to know, may materially affect the business and prospects of Acquiror.

9. Closing Date. The Closing Date herein referred to shall be upon such date as the parties hereto may mutually agree upon but is expected to be on or about May 1, 1997. This Agreement is executed by the parties as ofthe date hereof subject only to ratification by the Acquiror Board of Directors. As of the said ratification, the Stockholder will be deemed to have accepted delivery of the certificates of stock to be issued in their respective names, and in connection therewith will make delivery of their stock in Acquiree to Acquiror. Certain exhibits, etc. may be delivered subsequent to the Closing Date upon the mutual agreement of the parties hereto.

10. Conditions Precedent to the Obligations of Acquiree. All obligations of Acquiree and Stockholder under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

(a) The representations and warranties by or on behalf of Acquiror contained in this Agreement or in any certificate or document delivered to Acquiree pursuant to the provisions hereof shall be true in all material respects at and as of the time of Closing as though such representations and warranties were made at and as of such time.

(b) Acquiror shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing on the Closing Date.

(c) The Directors of Acquiror shall have approved this transaction and such other reasonable matters as requested by Acquiree as pertaining to this transaction.

(d) All instruments and documents delivered to Stockholder pursuant to the provisions hereof shall be reasonably satisfactory to Stockholder.

8. Conditions Precedent to the Obligations of Acquiror. All obligations of the Acquiror under this Agreement are subject to the fulfillment, prior to or at the Closing on the Closing Date, of each of the following conditions:

(a) The representations and warranties by Acquiree and Stockholder contained in this Agreement or in any certificate or document delivered to Acquiror pursuant to the provisions hereof shall be true at and as of the time of Closing as though such representations and warranties were made at and as of such time.

(b) Acquiree and Stockholder shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing; including the delivery of all of the outstanding stock of Acquiree.

(c) Stockholder shall deliver to Acquiror a letter commonly known as an "investment letter" agreeing that the shares of stock in Acquiror are being acquired for investment purposes, and not with a view to resale.

(d) Stockholder hereby states that the materials, including, current financial statements, prepared and delivered by Acquiror to Stockholder, have been read and understood by Stockholder, that he is familiar with the business of Acquiror, that the shares are subject to such restrictions as may be required under said Act and may not be resold, except in reliance on an exemption under the Act, and that the Stockholder will thereby be taking control of Acquiror.

11. Indemnification. Within the period provided in paragraph 10 herein and in accordance with the terms of that paragraph, each party to this Agreement, shall indemnify and hold harmless each other party at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any misrepresentations, breach of covenant or warranty or non-fulfillment of any agreement on the part of such party under this Agreement or from any misrepresentation in or omission from any certificate furnished or to be furnished to a party hereunder. Subject to the terms of this Agreement, the defaulting party shall reimburse the other party or parties on demand, for any reasonable payment made by said parties at any time after the Closing, in respect of any liability or claim to which the foregoing indemnity relates, if such payment is made after reasonable notice to the other party to defend or satisfy the same and such party failed to defend or satisfy the same.

12. Nature and Survival of Representations. All representations, warrantiesand covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for three years from the date hereof. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for and not upon any investigation upon which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

13. Documents at Closing. Between the date hereof and the date of ratification by the shareholders of Acquiror, the following transactions shalloccur, all of such transactions being deemed to occur simultaneously:

(a) Stockholder will deliver, or cause to be delivered, to Acquiror the following:

(1) stock certificates for the stock of Acquiree being tendered hereunder, duly endorsed in blank,

(2) all corporate records of Acquiree, including without limitation corporate minute books (which shall contain copies of the Articles of Incorporation and Bylaws, as amended to the Closing), stock books, stock transfer books, corporate seals, and such other corporate books and records as may reasonably requested for review by Acquiror and its counsel;

(3) a certificate executed by Stockholder to the effect that all representations and warranties made by Acquiree under this Agreement are true and correct as of the Closing, the same as though originally given to Acquiror on said date;

(4) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement;

(b) Acquiror will deliver or cause to be delivered to Stockholder and
Acquiree:

( 1 ) stock certificates for Class B Convertible Preferred Stock to be issued as a part of the exchange as listed on Exhibit "A";

(2) certificates representing 1,500,000 warrants

(3) a certificate of the President and Secretary of Acquiror to the effect that all representations and warranties of Acquiror made under this Agreement are reaffirmed on the Closing Date, the same as though originally given to Stockholder on said date;

(4) certified copies of resolutions by Acquirer's Board of Directors authorizing this transaction;

(5) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement.

14.  Miscellaneous .

(a) Further Assurances. At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

(b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

(c) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

(d) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(e) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f) Governing Law. This Agreement was negotiated and is being contracted for in the State of Colorado, and shall be governed by the laws of the State of Colorado, and the securities being issued herein are being issued and delivered in the State of Colorado in accordance with the isolated transaction and non public offering exemption.

(g) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

(h) Entire Agreement. This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind of condition or inducements to the execution hereof.

(i)  Time. Time is of the essence.

(j) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

(k) Default Costs. In the event any party hereto has to resort to legal action to enforce any of the terms hereof, such party shall be entitled to collect attorneys fees and other costs from the party in default.


IN WlTNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


FIRST ENTERTAINMENT, INCORPORATED.


By: A.B. Goldberg
             President


GLOBAL CASINO, INC. SHAREHOLDER

By: Tony Kay
    President

FIRST ENTERTAINMENT, INCORPORATED.

OFFICER'S CERTIFICATE


      The undersigned, President and Secretary of FIRST ENTERTAINMENT,
INCORPORATED. ("Acquiror"), do hereby certify that they are duly elected, qualified and acting officers of Acquiror, a Colorado corporation, and as such are familiar with the business affairs of said corporation, and are familiar with and have read that certain Agreement and Plan of Reorganization between Acquiror and Acquiree, dated May 1,
1997.

      The undersigned do hereby state that the representations and warranties made by Acquiror contained in said Agreement, to the best of their knowledge, are true and correct at and as of the time of closing.
In addition, the undersigned hereby state that to the best of their knowledge, Acquiror has performed and complied with all covenants, agreements and conditions required by the Agreement to be performed or complied with by Acquiror prior to or at the closing on the closing date.


      IN WITNESS WHEREOF, the undersigned, has hereunto duly executed this certificate this first day of May, 1997.




FIRST ENTERTAINMENT, INCORPORATED


By: A.B. Goldberg
      President




By: Cynthia Jones
      Secretary


                               Exhibit B
Addendum to the Agreement and Plan of Reorganization, entered into the 1st day of May, 1997 between FIRST ENTERTAINMENT, Inc., GLOBAL INTERNET,
INC. and GLOBAL CASINOS, INC.



It is agreed between the parties, that in the event that the First
Entertainment, Inc. shareholders do not agree to increase the auhtorized number of shares at the upcoming shareholders meeting that the Agreement and Plan of Reorganization, entered into the 1st day of May, 1997, between First Entertainment, Inc. and Global Casinos,Inc. is rescinded.



Accepted and Agreed



/s/Steve Callendrella              /s/A.B. Goldberg
Global Casinos, Inc.               First Entertainment, Inc.
Steve Callendrella, President        A.B. Goldberg, President

9/24/97                              9/22/97




FIRST ENTERTAINMENT, INC.
1999 Broadway, Suite 3135
Denver, Colorado 80202



NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON December 3, 1997


TO OUR SHAREHOLDERS:

Notice is hereby given that a Special Meeting of Shareholders (the
Meeting) of FIRST ENTERTAINMENT, INC. (the Company), a Colorado corporation, will be held at the Comedy Works, 1226 15th Street, Denver, Colorado, on December 3, 1997, at 10:00 a.m., local time, for the purposes set forth herein. A Proxy Card and a Proxy Statement for the Meeting are enclosed.


The Meeting is for the purpose of considering and acting upon:

1. The election of three (3) directors to the Board of Directors of the Company, to serve until their resignation or removal from office, or until their respective successors are elected and qualified;

2. The ratification and approval of the Company's prior acquisition of Global Internet Corporation, a Delaware corporation;

3. Approval to amend the Company's Articles of Incorporation to increase the number of authorized common shares from 6,250,000 shares at $.008 par value to 50,000,000 shares at $.008 par value


4. Approval of the change of state of incorporation of the Companys to Nevada and its name to First Entertainment Holding Corp.;



5. The ratification of BDO Seidman, LLP as the Company's auditors for the fiscal year ended December 31, 1997; and



6. Consideration of any matters which may properly come before the Meeting, or any adjournment thereof. At this time, the Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above or on any date or dates to which the Meeting may be adjourned. Only shareholders of record as of the close of business on October 24, 1997 are entitled to notice of and to vote at the Meeting. The stock transfer books of the Company will remain open.
There is printed on the following pages a Proxy Statement to which your attention is invited. Please read it carefully.


You are requested to fill in and sign the enclosed form of Proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the Meeting in person.




                                     By Order of the Board of Directors



                                    A.B. Goldberg
                                    President

Denver, Colorado
October 31, 1997


YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING.  IT IS
IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU
OWN.  EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE,  SIGN,
DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE
PREPAID, ADDRESSED ENVELOPE.  IF YOU ATTEND THIS MEETING, YOU MAY VOTE
EITHER IN PERSON OR BY YOUR PROXY.  ANY PROXY GIVEN MAY BE REVOKED BY
YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

PROXY

FIRST ENTERTAINMENT, INC.
1999 Broadway, Suite 3135
Denver, Colorado 80202


PROXY FOR SPECIAL MEETING OF SHAREHOLDERS OF FIRST ENTERTAINMENT, INC.


THE UNDERSIGNED hereby appoints and constitutes A.B. Goldberg as his true and lawful agents and proxy, with full power of substitution and revocation, to attend, represent and to vote the shares of common stock of the undersigned at the Special Meeting of Shareholders, to be held at the Comedy Works, 1226 15th
Street, Denver, Colorado, on December 3, 1997, at 10:00 a.m., local time, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders and at any adjournment thereof, and on all matters coming before said meeting.



Management recommends a vote FOR items 1, 2, 3, 4, and 5, and 6 and SHARES WILL
BE SO VOTED UNLESS YOU INDICATE OTHERWISE:


1. Approval of the following individuals to serve on the Board of
Directors:

A.B. Goldberg             FOR             AGAINST         ABSTAIN
Dr. Nick Catalano         FOR             AGAINST         ABSTAIN
Dr. Theodore Jacobs, M.D. FOR             AGAINST         ABSTAIN

2. The ratification and approval of the Company's prior acquisition of Global
Internet Corporation, a Delaware corporation;

                 FOR          AGAINST           ABSTAIN

3. Approval to amend the Company's Articles of Incorporation to increase the number of authorized common shares from 6,250,000 shares at $.008 par value to 50,000,000 shares at $.008 par value
                FOR           AGAINST           ABSTAIN

4. Approval of the change of state of incorporation of the Companys to
Nevada and its name to First Entertainment Holding Corp.
                FOR           AGAINST           ABSTAIN



5. The ratification of BDO Seidman, LLP as the Company's auditors for the fiscal year ended December 31, 1997; and

               FOR            AGAINST           ABSTAIN


6. Consideration of any matters which may properly come before the Meeting, or any adjournment thereof. At this time, the Board of Directors is not aware of any other business to come before the Meeting.

              FOR            AGAINST           ABSTAIN




Dated:                             , 1997



(Printed Name of Shareholder)

(Signature of Shareholder)

This Proxy Must Be Signed Exactly As Your Name Appears On Your Stock
Certificate.  Executors, Administrators, Trustees, Etc., Should Give
Full Title As Such.  If The Signer Is A Corporation, Please Sign Full
Corporate Name By Duly Authorized Officer.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.  THE FAILURE TO
CHECK A BLOCK WILL BE TAKEN AS A VOTE FOR THE PROPOSITION.


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